Exhibit 99.1

FOR IMMEDIATE RELEASE

May 8, 2012

GSI Group Announces Financial Results for the

First Quarter 2012

•	First Quarter Revenue of $79 million

•	First Quarter Diluted Earnings per Share (EPS) of $0.04

•	First Quarter Adjusted EBITDA of $11 million

•	Net Debt reduced to $5 million

Bedford, MA — GSI Group Inc. (NASDAQ: GSIG) (the “Company” or “GSI”), a global leader and supplier of laser-based solutions, laser scanning devices, and precision motion and optical technologies to global electronics, industrial, medical, and scientific markets, today reported financial results for the first quarter of 2012.

For the first quarter, the Company reported revenue of $78.8 million, GAAP EPS of $0.04, Adjusted EBITDA of $10.8 million, with Net Debt reduced to $5.1 million at quarter end. “We delivered solid financial results despite continued weak conditions in the microelectronics markets and some minor disruptions associated with our 12x12 consolidation program. Orders were strong in the quarter and have remained so thus far in the second quarter. We expect market conditions to continue to improve throughout the year, and we remain on track towards achievement of our 2012 goals. We are making strong progress in our efforts to position the Company to deliver profitable growth and attractive shareholder returns,” said John Roush, Chief Executive Officer.

First Quarter Results

During the first quarter of 2012, GSI generated revenue of $78.8 million, a decrease from $91.9 million in the first quarter of 2011. Included in revenue for the first quarter of 2011 was $2.1 million of net revenue that had been deferred under multiple-element arrangements, delivered over multiple periods, and entered into prior to the adoption of ASU 2009-13, “Revenue Recognition (Topic 605) — Multiple-Deliverable Revenue Arrangements” (“ASU 2009-13”).

First quarter gross profit for 2012 was $32.8 million; or a 41.6% gross margin compared to a 43.4% gross margin during the same period last year. The drop in gross margin was primarily caused by product mix changes within our Semiconductor Systems business, which is under strategic review, and a decrease in production capacity utilization.

The Company’s diluted EPS for the first quarter of 2012 was $0.04, compared to $0.19 in the first quarter of 2011. The first quarter of 2012 included $2.7 million of restructuring costs associated with the Company’s 12x12 initiative. Adjusted EBITDA, which includes the adjustments noted in the non-GAAP reconciliation below, was $10.8 million in the first quarter of 2012, compared to $16.2 million in the first quarter of 2011.

As of March 30, 2012, cash and cash equivalents was $50.4 million, while total debt was $55.5 million. During the first quarter of 2012, the Company repaid $12.5 million of debt, of which $2.5 million was the scheduled quarterly principal repayment on our term loan. The Company finished the first quarter of 2012 with approximately $5.1 million of Net Debt, as defined in the non-GAAP reconciliation below.

Strategic Update

During the first quarter of 2012, the Company made strong progress in several of its strategic growth platforms. The Fiber Laser product line saw strong demand for its new 1 kilowatt product, with overall revenue for these products more than doubling versus the first quarter of 2011. In addition, the Company announced last week the launch of its new 2 kilowatt product, with additional multi-kilowatt product launches planned during the remainder of 2012. The Company also experienced strong demand in the scanning solutions growth platform, with first quarter revenue increasing approximately 30% from a year ago.

12x12 Program Update

In the fourth quarter of 2011, the Company announced a restructuring and realignment program called 12x12, in which the Company would eliminate up to twelve facilities in 2012. During the three months ended March 30, 2012, the Company made significant progress in transferring its specialty lasers production activities from its East Setauket, New York facility to its Santa Clara, California facility. This transfer was completed in the first week of May 2012. In addition, the Company completed the consolidation of its three Japan sales offices, and signed a new lease for its Bedford, Massachusetts facility, which is the first step in a plan to consolidate its Massachusetts operations into one facility.

The Company incurred $2.7 million of restructuring charges related to the 12x12 program during the first quarter of 2012, comprised of cash charges of $1.4 million, and non-cash charges of $1.3 million. The Company expects to incur cash charges of $4.0 million to $5.0 million related to this program, of which $2.5 million has been recorded through March 30, 2012. Additionally, the Company expects to incur non-cash restructuring charges of $3.0 million to $4.0 million, of which $2.3 million has been recorded through March 30, 2012.

Finally, the Company’s Semiconductor Systems business, sold under the GSI brand name, and laser systems business lines, which are sold under the Control Laser and Baublys brand names, continue to be under strategic review as the Company intends to exit these businesses. In aggregate, these three businesses contributed approximately $13.6 million of revenue during the first quarter of 2012, with operating profitability below most of our other business lines.

“We made a great deal of progress with our 12x12 initiative, which aims to significantly simplify our business model and drive more predictable and sustainable profit growth,” said Robert Buckley, Chief Financial Officer. “While there are near-term disruptions, particularly in our businesses under strategic review, these disruptions are not expected to hinder our goal of realizing as much as $5 million in annualized cost savings.”

Financial Outlook

Based on improving order rates and some signs of recovery in the microelectronics market, the Company expects business conditions to continue to improve throughout the year. Accordingly, for the second quarter of 2012, the Company expects revenues of $86 million to $93 million. However, when comparing this to the second quarter of 2011, it should be noted that the Company recognized in that quarter approximately $4.2 million of net revenue that had been deferred under multiple-element arrangements, delivered over multiple periods, and entered into prior to the adoption of ASU 2009-13.

For the second quarter of 2012, Adjusted EBITDA is expected to be in the range of $13 million to $16 million. It should be noted that the second quarter of 2011 included approximately $1.6 million of gross profit related to net revenues that had been deferred under multiple-element arrangements, delivered over multiple periods, and entered into prior to the adoption of ASU 2009-13. Finally, the Company expects a GAAP tax rate of 13% to 18% for the quarter.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons for the use of these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following the unaudited condensed consolidated financial statements.

Safe Harbor and Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: the Company’s expected future financial performance; expected future product releases; expected consolidation of our Massachusetts operations; the expected impact of the 12x12 Program and related charges; the expected impact from recent orders; management’s plans and objectives for future operations; anticipated sales performance; industry trends; market conditions; changes in actual or assumed tax liabilities; expectations regarding tax exposure; future acquisitions and dispositions; the Company’s optimism regarding its prospects for the future; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activity; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate; delays in our delivery of new products; our reliance upon third party distribution channels subject to credit, business concentration and business failure risks beyond our control; fluctuations in our quarterly results and our failure to meet or exceed the expectations of securities analysts or investors; customer order timing and other similar factors beyond our control; changes in interest rates, credit ratings or foreign currency exchange rates; risk associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; our failure to comply with local import and export regulations in the jurisdictions in which we operate; our history of operating losses and our ability to sustain our profitability; our exposure to the credit risk of some of our customers and in weakened markets; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our ability to make acquisitions or divestitures that provide business benefits; our failure to successfully integrate future acquisitions into our business; our ability to retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of or defects in raw materials, certain key components or other goods from our suppliers; production difficulties and product delivery delays or disruptions; changes in governmental regulation of our business or products; disruption in our information technology systems or our failure to implement new systems and software successfully; our failure to realize the full value of our intangible assets; any requirement to make additional tax payments and/or recalculate certain of our tax attributes depending on the resolution of the complaint we filed against the U.S. government; our ability to utilize our net operating loss carryforwards and other tax attributes; fluctuations in our effective tax rates and audit of our estimates of tax liabilities; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; being subject to the Alternative Minimum Tax for U.S. federal income tax purposes; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; volatility in the market for our common shares; our dependence on significant cash flow to service our indebtedness and fund our operations; our ability to access cash and other assets of our subsidiaries; the influence over our business of several significant shareholders; provisions of our articles of incorporation may delay or prevent a change in control; our significant existing indebtedness and restrictions in our new senior secured credit agreement that may limit our ability to engage in certain activities; our intention not to pay dividends in the near future; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

Conference Call Information

The Company will host a conference call on Tuesday, May 8, 2012 at 5:00 p.m. ET to discuss these results. John A. Roush, Chief Executive Officer, and Robert J. Buckley, Chief Financial Officer, will host the conference call.

To access the call, please dial (877) 482-5124 prior to the scheduled conference call time. The conference ID number is 71024699.

A playback of this conference call will be available beginning 8:00 p.m. ET, Tuesday, May 8, 2012. The playback phone number is (855) 859-2056 or (404) 537-3406 and the code number is 71024699. The playback will remain available until 8:00 p.m. ET, Tuesday, May 22, 2012.

A replay of the audio webcast will be available three hours after the conclusion of the call on the Investor Relations section of the Company’s web site at www.gsig.com.

About GSI

GSI Group Inc. designs, develops, manufactures and sells laser-based solutions (consisting of lasers and laser-based systems), laser scanning devices, and precision motion and optical technologies to electronics, industrial, medical, and scientific markets. GSI Group Inc.’s common shares are quoted on NASDAQ (GSIG).

More information about GSI is available on the Company’s website at www.gsig.com. For additional information, please contact GSI Group Inc., Investor Relations, at (781) 266-5137 or InvestorRelations@gsig.com.

GSI GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	March 30, 2012	April 1, 2011

Sales	$78,807	$91,858
Cost of goods sold	46,035	51,964

Gross profit	32,772	39,894

Operating expenses:
Research and development and engineering	7,435	8,171
Selling, general and administrative	18,957	19,268
Amortization of purchased intangible assets	662	992
Restructuring, restatement related costs and other	2,667	183
Post-emergence professional fees	—	139

Total operating expenses	29,721	28,753

Income from operations	3,051	11,141
Interest expense, net	(807)	(3,650)
Foreign exchange transaction losses, net	(790)	(692)
Other income (expense), net	188	1,030

Income from operations before income taxes	1,642	7,829
Income tax provision	243	1,567

Consolidated net income	1,399	6,262
Net income attributable to noncontrolling interest	(18)	(55)

Net income attributable to GSI Group Inc.	$1,381	$6,207

Earnings per common share attributable to GSI Group Inc.:
Basic	$0.04	$0.19
Diluted	$0.04	$0.19

Weighted average common shares outstanding - basic	33,679	33,449
Weighted average common shares outstanding - diluted	33,878	33,532

GSI GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	March 30, 2012	December 31, 2011

ASSETS
Current Assets
Cash and cash equivalents	$50,358	$54,835
Accounts receivable, net	51,294	50,167
Inventories	66,131	65,810
Other current assets	35,017	36,009

Total current assets	202,800	206,821

Property, plant and equipment, net	41,692	43,411
Intangible assets, net	44,371	45,797
Goodwill	44,578	44,578
Other assets	7,815	7,896

Total assets	$341,256	$348,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$10,000	$10,000
Accounts payable	19,280	14,679
Deferred revenue	3,762	5,913
Accrued expenses and other current liabilities	26,956	27,616

Total current liabilities	59,998	58,208

Long-term debt	45,500	58,000
Other long-term liabilities	22,394	22,935

Total liabilities	127,892	139,143

Stockholders’ Equity

Total GSI Group Inc. stockholders’ equity	212,989	209,003
Noncontrolling interest	375	357

Total stockholders’ equity	213,364	209,360

Total liabilities and stockholders’ equity	$341,256	$348,503

GSI GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	March 30, 2012	April 1, 2011

Cash flows from operating activities:
Consolidated net income	$1,399	$6,262

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,800	3,832
Share-based compensation	1,282	988
Deferred income taxes	—	(114)
Non-cash restructuring charges	1,318	17
Earnings from equity investment	(177)	(1,028)
Other non-cash items	253	503
Changes in operating assets and liabilities:
Accounts receivable	(846)	(80)
Inventories	(273)	(2,221)
Deferred revenue	(2,238)	(2,033)
Other operating assets and liabilities	4,569	(517)

Net cash provided by operating activities	9,087	5,609

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,398)	(1,194)

Net cash used in investing activities	(1,398)	(1,194)

Cash flows from financing activities:
Capital lease payments	(228)	—
Repayments of debt	(2,500)	—
Repayments of revolving credit facility	(10,000)	—

Net cash used in financing activities	(12,728)	—

Effect of exchange rate on cash and cash equivalents	562	141

Net (decrease) increase in cash and cash equivalents	(4,477)	4,556
Cash and cash equivalents, beginning of period	54,835	56,781

Cash and cash equivalents, end of period	$50,358	$61,337

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

	Three Months Ended
Adjusted EBITDA:	March 30, 2012	April 1, 2011
	(Unaudited)	(Unaudited)
Net income attributable to GSI Group Inc. (GAAP)	$1,381	$6,207
Interest expense, net	807	3,650
Income tax provision	243	1,567
Depreciation and amortization	3,800	3,832
Share-based compensation	1,282	988
Restructuring, restatement and other non-recurring costs	2,667	322
Other, net	602	(338)

Adjusted EBITDA (Non-GAAP)	$10,782	$16,228

The Company defines Adjusted EBITDA, a non-GAAP financial measure, as the net income attributable to GSI Group Inc. before deducting interest, income taxes, depreciation, amortization, non-cash share-based compensation, restructuring, restatement and other non-recurring costs, and other non-operating income/expense items, including foreign exchange gains/losses and earnings from equity investment. Restructuring, restatement and other non-recurring costs include costs incurred in connection with our site consolidation and strategic business review initiatives, incremental professional fees incurred in connection with the filing of the Company’s 2010 annual report on Form 10-K following the bankruptcy and restatement process and post-emergence services. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation. The presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by unusual or non-recurring items.

Management believes Adjusted EBITDA provides meaningful supplementary information regarding the Company’s operating results because it excludes amounts that management does not consider as part of operating results when assessing and measuring the operational and financial performance of the Company. Management believes Adjusted EBITDA allows viewing of operating trends and performing analytical comparisons. Adjusted EBITDA is also used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees. Accordingly, the Company believes this non-GAAP measure provides greater transparency and insight into management’s method of analysis.

Net Debt:	March 30, 2012	December 31, 2011
	(Unaudited)	(Unaudited)

Debt (GAAP)	$55,500	$68,000
Less: Cash and Cash Equivalents	(50,358)	(54,835)

Net Debt (Non-GAAP)	$5,142	$13,165

The Company defines Net Debt, a non-GAAP financial measure, as its total debt less its cash and cash equivalents. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

GSI Group Inc.

Investor Relations Contact:

Robert J. Buckley

(781) 266-5137

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